SCHEDULE A
TO
GOLDMAN SACHS TRUST II
DECLARATION OF TRUST

As of August 9, 2017

Series of Shares
Classes of Shares
Goldman Sachs GQG Partners International Opportunities Fund
Class A Shares
Class C Shares
Institutional Shares
Class IR Shares (effective October
10, 2017, "Investor Shares")
Class R Shares
Class R6 Shares

Goldman Sachs Multi-Manager Alternatives Fund

Class A Shares
Class C Shares
Institutional Shares
Class IR Shares (effective October
10, 2017, "Investor Shares")
Class R Shares
Class R6 Shares

Goldman Sachs Multi-Manager Global Equity Fund
Institutional Shares

Goldman Sachs Multi-Manager Hedged Equity Opportunities Fund

Class A Shares
Class C Shares
Institutional Shares
Class IR Shares (effective October
10, 2017, "Investor Shares")
Class R Shares
Class R6 Shares

Goldman Sachs Multi-Manager Income Fund
Class A Shares
Class C Shares
Institutional Shares
Class IR Shares (effective October
10, 2017, "Investor Shares")
Class R Shares
Class R6 Shares

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

Institutional Shares

Goldman Sachs Multi-Manager Real Assets Strategy Fund
Institutional Shares

Goldman Sachs Target Date 2020 Portfolio
Goldman Sachs Target Date 2025 Portfolio
Goldman Sachs Target Date 2030 Portfolio
Goldman Sachs Target Date 2035 Portfolio
Goldman Sachs Target Date 2040 Portfolio
Goldman Sachs Target Date 2045 Portfolio
Goldman Sachs Target Date 2050 Portfolio
Goldman Sachs Target Date 2055 Portfolio

Class A Shares
Service Shares
Institutional Shares
Class IR Shares (effective October
10, 2017, "Investor Shares")
Class R Shares
Class R6 Shares

Multi-Manager International Equity Fund
Institutional Shares

Multi-Manager U.S. Dynamic Equity Fund

Institutional Shares

Multi-Manager U.S. Small Cap Equity Fund
Institutional Shares